As filed with the Securities and Exchange Commission on May 24, 2018

Registration No. 333-_
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-1434669 (I.R.S. Employer Identification No.)
221 West Philadelphia Street York, Pennsylvania 17401-2991 (Address of principal executive offices)

DENTSPLY SIRONA Inc. Employee Stock Purchase Plan
(Full title of the Plan)

Keith J. Ebling
Executive Vice President, Secretary and General Counsel
DENTSPLY SIRONA Inc.
221 West Philadelphia Street
York, Pennsylvania 17401-2991
(717) 845-7511
(Name, address and telephone number,
including area code, of agent for service)

With copies to:

R. Randall Wang
Taavi Annus
Bryan Cave Leighton Paisner LLP
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750
(314) 259-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☑	Accelerated Filer ☐
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock (par value $0.01 per share)	1,000,000	$47.38	$47,380,000	$5,898.81

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock, par value $0.01 per share (“Common Stock”) of DENTSPLY SIRONA Inc., a Delaware corporation (“Registrant”), to be registered hereunder includes such indeterminate number of additional shares of Common Stock that may become issuable in accordance with any adjustment and anti-dilution provisions of the DENTSPLY SIRONA Inc. Employee Stock Purchase Plan.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, the offering price and registration fee are based on a price of $47.38 per share, which price is an average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on May 22, 2018.
(3) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $124.50 per $1,000,000 of the proposed maximum aggregate offering price.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, as filed by the Registrant with the United States Securities and Exchange Commission (the “Commission”), are incorporated by reference in this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed by the Registrant with the Commission on March 15, 2018;
(b)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed by the Registrant with the Commission on May 7, 2018;
(c)The Registrant’s Current Reports on Form 8-K filed by the Registrant with the Commission on January 17, 2018 (two of which were filed on such date), February 15, 2018, March 1, 2018 (Film Number 18658886) and May 23, 2018 (in each case only to the extent filed and not furnished); and
(d)The description of the Registrant’s Common Stock contained in the final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on December 8, 2015 in connection with the Registrant’s Registration Statement on Form S-4 (Registration No. 333-207669), including any amendments or reports filed for the purpose of updating such description.
All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any other document subsequently filed or incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not Applicable.
Item 5. Interest of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits, or otherwise in the defense of, any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.
The Registrant’s Second Amended and Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.
The Registrant’s Fifth Amended and Restated Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL and shall also pay expenses incurred in defending any such proceeding in advance of its final disposition; provided, that, such an advance shall be made only upon delivery of an undertaking, by or on behalf of an indemnified person, to repay such amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified therefor.
Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify such person against such liability. The Registrant has obtained officers’ and directors’ liability insurance for the members of its Board of Directors and executive officers for certain losses arising from claims or charges made against them while acting in their capacities as directors and officers of the Registrant.
The Agreement and Plan of Merger, dated as of September 15, 2015 (the “Merger Agreement”), whereby Dawkins Merger Sub Inc., a wholly owned subsidiary of DENTSPLY International Inc., merged with and into Sirona Dental Systems, Inc., f/k/a Schick Technologies, Inc. (“Sirona”), with Sirona continuing as the surviving entity and a wholly owned subsidiary of DENTSPLY International Inc., and DENTSPLY International Inc. subsequently changing its corporate name to “DENTSPLY SIRONA Inc.” (the “Merger”), provides for insurance coverage of the former directors and officers of Sirona against claims arising from certain facts or events that occurred prior to the completion of the Merger.
Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Second Amended and Restated Certificate of Incorporation of DENTSPLY International Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 1, 2017)

4.2
Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of DENTSPLY SIRONA Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on May 23, 2018)

4.3	Fifth Amended and Restated By-Laws of DENTSPLY SIRONA Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on February 15, 2018)
4.4	DENTSPLY SIRONA Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix B to Registrant’s Proxy Statement for the 2018 Annual Meeting of Stockholders filed on April 9, 2018)
5.1	Opinion of Bryan Cave Leighton Paisner LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature page hereto)
Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on May 24, 2018.

DENTSPLY SIRONA Inc

By:	/s/ Donald M. Casey, Jr.
Name:	Donald M. Casey, Jr.
Title:	Chief Executive Officer
Power of Attorney
Each person whose signature appears below appoints Donald M. Casey, Jr. and Keith J. Ebling, each of whom may act without the joinder of the others, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering, filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto and all documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donald M. Casey, Jr. Donald M. Casey, Jr.	Chief Executive Officer (Principal Executive Officer) and Director	May 24, 2018

/s/ Nicholas W. Alexos Nicholas W. Alexos	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2018

/s/ Eric K. Brandt Eric K. Brandt	Chairman of the Board of Directors	May 24, 2018

/s/ Dr. Michael C. Alfano Dr. Michael C. Alfano	Director	May 24, 2018

/s/ David K. Beecken David K. Beecken	Director	May 24, 2018

/s/ Michael J. Coleman Michael J. Coleman	Director	May 24, 2018

/s/ Willie A. Deese Willie A. Deese	Director	May 24, 2018

/s/ Betsy D. Holden Betsy D. Holden	Director	May 24, 2018

Signature	Title	Date
/s/ Harry M. Jansen Kraemer, Jr. Harry M. Jansen Kraemer, Jr.	Director	May 24, 2018

/s/ Thomas Jetter Thomas Jetter	Director	May 24, 2018

/s/ Arthur D. Kowaloff Arthur D. Kowaloff	Director	May 24, 2018

/s/ Francis J. Lunger Francis J. Lunger	Director	May 24, 2018

/s/ Leslie F. Varon Leslie F. Varon	Director	May 24, 2018